UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

                    Date of report (Date of earliest event reported)   June 26, 2007

inVentiv Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

                                                        0-30318                             52-2181734
                (Commission File Number)     (IRS Employer Identification No.)

                                            Vantage Court North, 200 Cottontail Lane, Somerset, New Jersey       08873
                    (Address of Principal Executive Offices)          (Zip Code)

(800) 416-0555
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2007, inVentiv Health, Inc. (“inVentiv”) signed a definitive agreement to acquire AWAC.MD, Inc., Innovative Health Strategies, Inc. and iProcert, LLC (collectively “AWAC”). AWAC is a leading provider of proprietary IT-driven cost containment and medical consulting solutions to third party administrators, ERISA self-funded plans, fully insured plans, employer groups, managing general underwriters and insurance carriers. Under the terms of the agreement, inVentiv will acquire AWAC for $75 million in cash and stock, plus earn-out payments for exceeding specified financial targets.

Also on June 26, 2007, inVentiv announced that it has signed a definitive agreement to acquire Chandler Chicco Agency (“CCA”), the world’s largest privately-held healthcare public relations firm. CCA will operate within the inVentiv Communications division, which provides a full suite of integrated healthcare marketing ad communications solutions. Under the terms of the agreement, inVentiv will acquire CCA for $65 million in cash and stock, plus earn-out payments for exceeding specified financial targets.

The above transactions, each of which is subject to receipt of Hart-Scott-Rodino approval and other customary closing conditions, are expected to close in the third quarter.

Item 3.02. Unregistered Sales of Equity Securities.

137,400 shares of inVentiv's common stock will be issued upon the closing under the AWAC agreement and 327,600 shares of inVentiv's common stock will be issued upon the closing under the CCA acquisition agreement. Each acquisition agreement permits a portion of the earnout payments to be satisfied in additional shares of common stock. When issued, the common stock to be issued pursuant to the AWAC and CCA acquisition agreements will be exempt from registration pursuant to either Regulation D or Section 4(2) of the Securities Act of 1933, as amended. In each case, there has been no general solicitation or advertising, the number of recipients of such unregistered shares will be limited and such recipients are accredited and/or sophisticated.

Item 7.01 Regulation FD Disclosure

A copy of the press releases announcing the execution of the AWAC and CCA acquisition agreements are being furnished pursuant to Regulation FD. The information contained in the press releases included herewith shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, such information shall not be deemed to be incorporated by reference into inVentiv’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release of inVentiv dated June 26, 2007 announcing the AWAC acquisition agreement.

99.2	Press release of inVentiv dated June 26, 2007 announcing the CCA acquisition agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTIV HEALTH, INC.

Date : July 2, 2007
                        By:  /s/David Bassin
                                        Name: David Bassin
Title: Chief Financial Officer and Secretary
(Principal Accounting Officer)